Exhibit 24.1

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of T2 Biosystems, Inc., hereby severally constitute and appoint John McDonough and Marc Jones, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/John McDonough	President, Chief Executive Officer and Director (principal executive officer)	April 24, 2014
John McDonough

/s/ Marc R. Jones	Chief Financial Officer (principal financial and accounting officer)	April 24, 2014
Marc R. Jones

/s/ David B. Aronoff	Director	April 24, 2014
David B. Aronoff

/s/ Joshua Bilenker, M.D.	Director	April 24, 2014
Joshua Bilenker, M.D.

/s/ Thomas J. Carella	Director	April 24, 2014
Thomas J. Carella

/s/ Michael J. Cima, Ph.D.	Director	April 24, 2014
Michael J. Cima, Ph.D.

/s/ Alan Crane	Director	April 24, 2014
Alan Crane

/s/ Stacy A. Feld	Director	April 24, 2014
Stacy A. Feld

/s/ Robert Langer, D. Sc.	Director	April 24, 2014
Robert Langer, D. Sc.

/s/ Stanley N. Lapidus	Director	April 24, 2014
Stanley N. Lapidus

/s/ Harry W. Wilcox	Director	April 24, 2014
Harry W. Wilcox